                                                                    Exhibit 99.8

                                    Form of
                        21ST CENTURY TELECOM GROUP, INC.

                        Offer to Exchange its Registered
        13 3/4% Senior Cumulative Exchangeable Preferred Stock Due 2010
                       for any and all of its Outstanding
        13 3/4% Senior Cumulative Exchangeable Preferred Stock Due 2010

To:  Our Clients

     Enclosed for your consideration is a Prospectus, dated ______________, 19__ (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of 21st Century Telecom Group, Inc. (the "Company") to exchange its registered 13 3/4% Senior Cumulative Exchangeable Preferred Stock Due 2010 (the "New Exchangeable Preferred Stock") for any and all of its outstanding 13 3/4% Senior Cumulative Exchangeable Preferred Stock Due 2010 (the "Old Exchangeable Preferred Stock"), upon the terms and subject to the conditions described in the Prospectus. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated as of February 2, 1998, between the Company and the Initial Purchasers thereto.

     This material is being forwarded to you as the beneficial owner of the Old Exchangeable Preferred Stock carried by us in your account but not registered in your name. A tender of such Old Exchangeable Preferred Stock may only be made by us as the holder of record and pursuant to your instructions.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Exchangeable Preferred Stock held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Exchangeable Preferred Stock on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., Eastern Standard Time, on _______________, 19__ (the "Expiration Date") (20 business days following the commencement of the Exchange Offer) unless extended by the Company. Any Old Exchangeable Preferred Stock tendered pursuant to the Exchange Offer may be withdrawn at any time before 5:00 p.m., Eastern Standard Time, on the Expiration Date.

     Your attention is directed to the following:

     1.   The Exchange Offer is for any and all Old Exchangeable Preferred
Stock.

     2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer--Conditions."

     3. Any transfer taxes incident to the transfer of Old Exchangeable Preferred Stock from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

     4. The Exchange Offer expires at 5:00 p.m., Eastern Standard Time, on the Expiration Date, unless extended by the Company.

     If you wish to have us tender your Old Exchangeable Preferred Stock, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letter of Transmittal is furnished to you for your information only and may not be used directly by you to tender Old Exchangeable Preferred Stock.

                          INSTRUCTIONS WITH RESPECT TO
                                 EXCHANGE OFFER

     This undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by the Company with respect to the Old Exchangeable Preferred Stock.

     This will instruct you to tender the Old Exchangeable Preferred Stock held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.


Preferred Stock
---------------

13 3/4% Senior Exchangeable Preferred Stock Due 2010

  Please do not tender any Old Exchangeable Preferred Stock held by you for my account

Dated: ____________________, 1998

                        Aggregate Principal Amount of Old Exchangeable
                        ----------------------------------------------

                                   -------------------------------------------


                                   -------------------------------------------

                                   -------------------------------------------
                                                   Signature(s)

                                   -------------------------------------------

                                   -------------------------------------------

                                   -------------------------------------------
                                              Please print name(s) here

                                   -------------------------------------------

                                   -------------------------------------------
                                                    Address(es)

                                   -------------------------------------------
                                      Area Code(s) and Telephone Number(s)



                                   --------------------------------------------
                                   Tax identification or Social Security No(s).

  None of the Old Exchangeable Preferred Stock held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Exchangeable Preferred Stock held by us for your account.